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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported) April 23, 2003
                                                         --------------


                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                      1-15781                    04-3510455
      --------                      ---------                  ----------
(State or other jurisdiction of    (Commission                (IRS Employer
  incorporation)                    File Number)             Identification No.)

                24 North Street, Pittsfield, Massachusetts 01201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (413) 443-5601
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)







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ITEM 7.   FINANCIAL STATEMENTS AND OTHER EXHIBITS
          ---------------------------------------

      Exhibit 99.1    Press Release Dated April 23, 2003

ITEM 9.   REGULATION FD DISCLOSURE
          ------------------------

      On April 23, 2003, Berkshire Hills Bancorp, Inc. (the "Company") announced its financial results for the quarter ended March 31, 2003. The press release announcing financial results for the quarter ended March 31, 2003 is filed as
Exhibit 99.1 and incorporated herein by reference.

      This information is being furnished pursuant to Item 12 of Form 8-K and is being presented under Item 9 as provided in the Commission's interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements (Release No. 34-47583).

      Additionally, as disclosed on the conference call held on April 24,2003, because of recent legislation in Massachusetts which eliminated the state tax deduction of dividends Berkshire Bank received from its real estate investment trust subsidiary, the Company expects to incur an additional tax expense of $0.02 per share per quarter for 2003. As a result, the Company updated its earnings guidance for the 2003 fiscal year announcing that it expects to meet and hopefully exceed net earnings of $1.32 per diluted share for the 2003 fiscal year. For more information, stockholders can access replays of the conference call through May 2, 2003 at 12:00 a.m. (ET) by dialing 1-888-203-1112 and using access code 631974. Additionally, the tables and graphs discussed in the conference call will be available at www.berkshirebank.com for the same time period.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BERKSHIRE HILLS BANCORP, INC.


Dated: April 24, 2003                     By: /s/ Wayne F. Patenaude
                                              ----------------------------------
                                              Wayne F. Patenaude
                                              Senior Vice President and
                                               Chief Financial Officer